Exhibit 5.1
                               Cox Smith Matthews
                                  Incorporated

                              Attorneys Counselors




Direct Number                                                Email Address
210-554-5255                                           srjacobs@coxsmith.com




                                 August 12, 2005


Abraxas Petroleum Corporation
500 North Loop 1604 East, Suite 100
San Antonio, Texas  78232

                     Re:    Registration   Statement   on   Form   S-3  for  the
                            Registration   of   5,096,479   Shares  of   Abraxas
                            Petroleum Corporation Common Stock

Ladies and Gentlemen:

         We have acted as counsel to Abraxas Petroleum Corporation, a Nevada corporation (the "Company"), in connection with the preparation for filing with the Securities and Exchange Commission of a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the registration for resale of an aggregate of 5,096,479 shares (the "Shares") of common stock, par value $.01 per share ("Common Stock"), of the Company.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of documents executed or to be executed, we have assumed that the parties thereto had the power, corporate or otherwise, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or otherwise, by such parties, and the execution and delivery by such parties of such documents. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

         We have examined and are familiar with originals or copies, the authenticity of which have been established to our satisfaction, of all such documents, corporate records, certificates of officers of the Company and public officials, and other instruments as we have deemed necessary to express the opinions hereinafter set forth. In expressing our opinions herein, we express no opinion as to compliance with federal and state securities laws.

         Based   upon   the   foregoing   and   subject   to  the   limitations,
qualifications, exceptions and assumptions set forth herein, we are of the opinion that the Shares have been duly authorized and legally issued and constitute fully paid and nonassessable shares of Common Stock of the Company.

________________________________________________________________________________
112 EAST PECAN STREET             111 CONGRESS
SUITE 1800                        SUITE 2800
SAN ANTONIO, TEXAS 78205          AUSTIN, TEXAS 78701
TEL: 210.554.5500                 TEL: 512.703.6300
FAX: 210.226.8395                 FAX: 512.703.6399

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, the general rules and regulations of the Commission promulgated thereunder or any similar provision of any state securities laws or regulations.

                         Very truly yours,

                         COX SMITH MATTHEWS INCORPORATED

                         By:  /s/ Steven R. Jacobs
                            ---------------------------------------
                             For the Firm